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                                                                    EXHIBIT 23.3



                       CONSENT OF SMITH & GESTELAND, LLP
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     We consent to the inclusion in the registration statement on Form SB-2 of International Monetary Systems, Ltd. (File No. 333-94597) of our report, dated March 10, 2000, on the consolidated balance sheets of International Monetary Systems, Ltd. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income, changes in stockholder equity, and cash flows for each of the two years in the period ended December 31, 1999. We also consent to the references to us under the captions "Prospectus Summary - Summary Financial Data," "Selected Financial Data" and "Experts" in the prospectus.


                                    /s/ Smith & Gesteland, LLP
                                    --------------------------
                                        SMITH & GESTELAND, LLP

Madison, Wisconsin
April 3, 2000